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                                                                 EXHIBIT 23.2

                              ACCOUNTANTS CONSENT

To the Stockholders and Board of Directors of Tasty Fries, Inc.

We consent to the use of an independent Auditor s Report dated March 30, 1999, and accompanying financial statements of Tasty Fries, Inc. for the year ended January 31, 1998. The Report will be included in the Form S-8 which is to be filed with the Securities and Exchange Commission for Tasty Fries, Inc.


SCHIFFMAN HUGHES BROWN
Certified Public Accountants
Blue Bell, Pennsylvania
August 10, 1999